EXHIBIT 1
                             MOBINETIX SYSTEMS, INC.

                            INVESTOR RIGHTS AGREEMENT


      This Investor Rights Agreement (the "AGREEMENT") is made as of June 9, 1998 by and among MobiNetix Systems, Inc., a Delaware corporation (the "COMPANY"), the purchaser of shares of Series D Preferred Stock (the "SERIES D PREFERRED") of the Company (the "SERIES D PURCHASER"), and the founders of the Company identified on Exhibit A hereto (the "FOUNDERS"; the Founders, and the Series D Purchaser, collectively, the "STOCKHOLDERS"). Each of the Stockholders are identified by name and ownership of shares of the Company's capital stock on Exhibit B hereto.

                                    RECITALS

      A. On April 24, 1998, the Company entered into a Series D Preferred Stock Purchase Agreement (the "SERIES D PURCHASE AGREEMENT") with the Series D Purchaser pursuant to which the Company agreed to sell 1,273,149 shares of its Series D Preferred to the Series D Purchaser.

      B. The Company and the Founders desire that the Company sell the Series D Preferred to the Series D Purchaser pursuant to the Series D Purchase Agreement in order to induce the Series D Purchaser to enter into the Series D Purchase Agreement, the Company and the Founders have agreed to execute this Agreement.

      C. In connection with the purchase of the Series D Preferred, the Series D Purchaser desires to enter into this Agreement.

      NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, all parties hereto agree as follows:

      1. CERTAIN DEFINITIONS. All capitalized terms used and not otherwise defined herein shall have the meanings given them in the Series D Purchase Agreement. As used in this Agreement, the following terms shall have the following respective meanings:

            "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

            "Conversion Stock" means the Common Stock issued or issuable pursuant to conversion of the Preferred Stock.

            "Holder" shall mean (i) any holder of Registrable Securities, and
(ii) any person holding Registrable Securities to whom the rights under this Agreement have been transferred in accordance with Section 5.8 hereof.

            "Initiating Holders" shall mean the Holders who in the aggregate hold not less than fifty percent of the Registrable Securities.


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            "Preferred Stock" shall mean the Series D Preferred.

            "Preferred Stockholder" shall mean a holder of Preferred Stock.

            "Registrable Securities" means the Conversion Stock and any Common Stock of the Company issued or issuable in respect of the Conversion Stock upon any stock split, stock dividend, recapitalization, or similar event, or any Common Stock otherwise issuable with respect to the Conversion Stock; provided, however, that shares of Conversion Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction.

            The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

            "Registration Expenses" shall mean all expenses, except as stated in
Section 5.3 hereof, incurred by the Company in complying with Sections 5.1 and
5.2 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

            "Restricted Securities" shall mean the securities of the Company required to bear the legend set forth in Section 3 hereof.

            "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

            "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and, except as set forth under "Registration Expenses", all reasonable fees and disbursements of counsel for any Holder.

      2. RESTRICTIONS ON TRANSFERABILITY. The Conversion Stock and any other securities issued in respect of the Conversion Stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each Holder will cause any proposed purchaser, assignee, transferee, or pledgee of any such shares held by the Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

      3. RESTRICTIVE LEGEND. Each certificate representing (i) the Conversion Stock and (ii) any other securities issued in respect of the Conversion Stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the

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provisions of Section 4 below) be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

            THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT. COPIES OF THE AGREEMENTS COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

            Each Holder consents to the Company's making a notation on its records and giving instructions to any transfer agent for the Preferred Stock or the Common Stock in order to implement the restrictions on transfer established in this Agreement.

      4. NOTICE OF PROPOSED TRANSFERS. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 4. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities (other than (i) a transfer not involving a change in beneficial ownership, or (ii) in transactions involving the distribution without consideration of Restricted Securities by a Preferred Stockholder to any of its partners or members, or retired partners or members, or to the estate of any of its partners or members or retired partners or members), unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied, at such holder's expense by either
(i) an unqualified written opinion of legal counsel who shall be, and whose legal opinion shall be, reasonably satisfactory to the Company addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. It is agreed that the Company will not request an opinion of counsel for the holder for transactions made in reliance on Rule 144 under the Securities Act except in unusual circumstances, the existence of which shall be determined in good faith by the Board of Directors of the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except

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if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 3 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and the Company such legend is not required in order to establish compliance with any provision of the Securities Act.

     5. REGISTRATION.

            5.1   Requested Registration.

                  (a) Request for Registration. In case the Company shall receive from Initiating Holders a written request that the Company effect any registration, qualification or compliance with respect to at least fifty percent (50%) of the Registrable Securities, the Company will:

                        (i) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

                        (ii) as soon as practicable, prepare and file with the Commission a registration statement with respect to such security and use its best efforts to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within fifteen
(15) days after receipt of such written notice from the Company;

      Provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 5.1:

                              (A) In any particular jurisdiction in which the
Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                              (B) Following notice to the Holders by the
Company, during the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date six (6) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

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                              (C) After the Company has effected one such
registration pursuant to this subparagraph 5.1(a), and such registrations have been declared or ordered effective;

                              (D) If the Company shall furnish to such
Initiating Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the managing underwriter it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future, then the Company's obligation to use its best efforts to register, qualify or comply under this
Section 5.1 shall be deferred for a period not to exceed ninety (90) days from the date of receipt of written request from the Initiating Holders, provided that the Company may not exercise this deferral right more than once per twelve
(12) month period; or

                              (E) If such registration, qualification or
compliance is not proposed to be part of a firm commitment underwritten public offering with underwriters reasonably acceptable to the Company.

      Subject to the foregoing clauses (A) through (E), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders.

            (b) Underwriting. In the event of a registration pursuant to Section 5.1, the Company shall advise the Holders as part of the notice given pursuant to Section 5.1(a)(i) that the right of any Holder to registration pursuant to
Section 5.1 shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 5.1, and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

      The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders, but subject to the Company's reasonable approval. Notwithstanding any other provision of this Section 5.1, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may exclude some or all of the Registrable Securities. The Company shall so advise all Holders of Registrable Securities, and the number of shares of Registrable Securities that may be included, if any are to be included, in the registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. Neither the Company nor any other holders of Registration Rights may participate in the proposed offering if any Holders have been cut back pursuant to this Section 5.1(b). No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

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      If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall continue to be subject to the terms of this Agreement including this Section 5.1 and Section 6 hereof.

            5.2   Company Registration.

                  (a) Notice of Registration. If at any time or from time to time the Company shall determine to register any of its equity securities, either for its own account or the account of a security holder or holders, other than a registration relating solely to employee benefit plans the Company will:

                        (i) promptly give to each Holder written notice thereof; and

                       (ii) upon the written request of holders of at least fifty percent (50%) of the Registrable Securities, include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in those written request or requests, made within ten (10) days after receipt of such written notice from the Company, by any Holder.

                  (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 5.2(a)(i). In such event the right of any Holder to registration pursuant to this Section 5.2 shall be conditioned upon such Holder's participation in such underwriting, and the inclusion of Registrable Securities in the underwriting shall be limited to the extent provided herein.

      All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 5.2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may exclude some or all of the Registrable Securities, or securities of other holders of registration rights other than persons exercising demand registration rights, from such registration. The Company shall so advise all Holders and other holders distributing their securities through such underwriting, and the number of shares of Registrable Securities, if any are included, or securities of other holders of registration rights other than persons exercising demand registration rights, that may be included in the registration and underwriting shall be allocated. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or other holder to the nearest 100 shares.

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

      If any Holder or other holder disapproves of the terms of any such underwriting, he or she may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall continue to be subject to the terms of this Agreement including Section 6 hereof.

                  (c) No stockholder of the Company shall be granted any rights superior to those granted to the Preferred Stockholders pursuant to this Section
5.2 without the prior consent of more than 50% of (i) the then outstanding shares of Preferred Stock plus (ii) if some or all of the Preferred Stock has been converted into Common Stock, the Conversion Stock.

                  (d) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 5.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

            5.3 Expenses of Registration. All Registration Expenses shall be borne by the Company. Selling expenses shall be borne by the selling shareholders pro rata in proportion to the number of Registrable Securities being registered.

            5.4 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. The Company will:

                  (a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least ninety (90) days or until the distribution described in the registration statement has been completed, whichever first occurs;

                  (b) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities.

                  (c) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holder, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify as a foreign corporation or as a dealer in securities or to file a general consent to service of process in any such states or jurisdictions in which it has not already done so and except as may be required by the Securities Act.

            5.5 Indemnification.

                  (a) The Company will indemnify each Holder, each of such Holder's officers and directors and partners, and each person controlling such Holder within the meaning of

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Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act of 1933, the Securities Exchange Act of 1934, state securities law or any rule or regulation promulgated under such laws applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of such Holder's officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing or defending of any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein; provided, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus on file with the Commission at the time the registration statement becomes effective or the amended prospectus filed with the Commission pursuant to Rule 424(b) (the "FINAL PROSPECTUS"), such indemnity agreement shall not inure to the benefit of any underwriter or any Holder, if there is no underwriter, if a copy of the Final Prospectus was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act, and if the Final Prospectus would have cured the defect giving rise to the loss, liability, claim or damage.

                  (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of such Holder's officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred, as such expenses are incurred, in connection with

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investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this subsection 5.5(b) shall be limited in an amount equal to the initial public offering price of the shares sold by such Holder.

                  (c) Each party entitled to indemnification under this Section
5.5 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

            5.6 Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

            5.7 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, the Company agrees to use all reasonable efforts to:

                  (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Securities Exchange Act of 1934, as amended;

                  (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (at any time after it has become subject to such reporting requirements); and

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                  (c) So long as the Holder owns any Restricted Securities to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Securities Exchange Act of 1934, as amended (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

            5.8 Transfer of Registration Rights. The rights to cause the Company to register securities granted to the Holders under Sections 5.1 and 5.2 may be assigned to a transferee or assignee in connection with any transfer or assignment of 100,000 or more shares of Registrable Securities by the Holder provided that such transfer may otherwise be effected in accordance with applicable securities laws.

      6. STANDOFF AGREEMENT. In connection with a public offering of the Company's securities, each Holder agrees, upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the underwriters (the "STANDOFF PERIOD"), provided that (i) the officers and directors of the Company who own stock or options of the Company, as well as the holders of any piggy-back registration rights whose shares are being registered in the offering, also agree to such restrictions and (ii) the registration is not pursuant to a request for registration granted to Holders in
Section 5.1. In the event that (i) the Company includes in its registration equity securities of any of the Holders pursuant to the Holders' rights granted in Section 5.2, and (ii) the Company or the underwriters requests such a standoff restriction as set forth above, then the Company use its best efforts to cause such registration statement to remain effective for at least ninety
(90) days subsequent to the Standoff Period. The Holders agree that the Company may instruct its transfer agent to place stop-transfer notations in its records to enforce the provisions of this Section 6.

      7. FIRST REFUSAL AND CO-SALE RIGHTS ON CERTAIN STOCK: In the event that any Founder receives a bona fide offer from any person to purchase any of such Founder's Common Stock (the "FOUNDER'S SHARES") in a private transaction exempt from registration under the Act, that Founder (the "SELLING FOUNDER") shall first give the Preferred Stockholders (the "RIGHTHOLDERS") notice of his intention to sell Founders Shares, describing the amount of Founder's Shares proposed to be transferred, the identity of the proposed transferee, and the price and terms upon which he proposes to make such transfer (the "TRANSFER NOTICE").

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            7.1 First Refusal. Each Rightholder shall have the right to purchase, at the price and on the terms set forth in the Transfer Notice, such person's pro rata share (based on the number of shares of Preferred Stock held by the Rightholders at the date of the Transfer Notice divided by the total number of shares of Preferred Stock then outstanding) of the Founder's Shares proposed to be transferred by tendering to the Selling Founder, within fifteen
(15) days of delivery of the Transfer Notice the purchase price therefore as set forth in the Transfer Notice and complying with the other terms of the offer set forth in the Transfer Notice. Any Rightholder who exercises any rights under this Section 7.1 with respect to a transaction shall be deemed to have declined to exercise its rights under Section 7.2 with respect to that transaction.

            7.2 Co-Sale. Within fifteen (15) days after delivery of the Transfer Notice, each Rightholder may elect to sell up to such person's pro rata share of the shares to be purchased by the transferee described in the Transfer Notice by giving written notice thereof to the Selling Founder and tendering to the Secretary of the Company a certificate representing the shares to be sold, properly endorsed for transfer, with written instructions to transfer the shares to the transferee described in the Transfer Notice upon receipt of payment for such shares from such transferee for the benefit of such Rightholder. The Selling Founder shall thereupon notify the transferee of the co-sale arrangements hereunder, and instruct the transferee to deliver payment for the shares to be purchased from the Rightholders to the Secretary of the Company, who shall transmit such payment to the Rightholders. For the purpose of the co-sale right set forth in this Section 7.2, the pro rata share of a Rightholder shall be determined based on the number of shares of Common Stock issued or issuable upon conversion of the Preferred Stock held by each Rightholder divided by the sum of (A) the total number of shares of Common Stock issued or issuable upon conversion of the Preferred Stock held by all Rightholders exercising the Co-Sale Right pursuant to this Section 7.2 plus (B) the number of shares of Common Stock held by the Founder at the date of the Transfer Notice (assuming conversion of all convertible securities and exercise of all options and warrants held by such Founder). Any Rightholder who exercises any rights under this Section 7.2 with respect to a transaction shall be deemed to have declined to exercise its rights under Section 7.1 with respect to that transaction.

            7.3 Failure to Exercise Right. In the event that some or all of the Founder's Shares proposed to be transferred are not purchased by the Company or the Rightholders as allowed by Section 7.1, and to the extent the Rightholders decline to exercise the co-sale right as allowed by Section 7.2, the Selling Founder may, within ninety (90) days after the date on which Rightholders' first refusal and co-sale rights lapsed, transfer some or all of the Founder's Shares which were the subject of the Transfer Notice at a price and on terms no more favorable to the transferee(s) than specified in the Transfer Notice. Founder's Shares transferred in accordance with the provisions of this Section 7 shall no longer be subject to the restrictions on Founder's Shares forth in this Section
7. After the expiration of said ninety (90) day period, the Selling Founder shall not transfer any of his Founder's Shares without first offering such securities to the Company and the Rightholders in the manner provided above in Sections 7.1 and 7.2.

            7.4 Permitted Transfers. Any transfer of Founder's Shares without consideration to a family member of the Founder or a trust or custodian for the benefit of the Founder or a family member of the Founder and transfers pursuant to a pledge to secure a bank loan shall not be subject to the provisions of this Section 7, provided that the transferee agrees in writing to be bound by the provisions of this Section 7 with respect to any subsequent transfer of such shares.

            7.5 Assignment. The rights of first refusal and co-sale granted under this Section 7 may be assigned to a transferee or assignee in connection with any transfer or assignment of at least 100,000 shares of Registrable Securities provided that such transfer may otherwise be effected in accordance with applicable securities laws.

            7.6 Termination. The rights of the Rightholders pursuant to this
Section 7 shall terminate and be of no further force or effect upon the acquisition of all of the capital stock of the Company by any other entity.

            7.7 Legends. The share certificate evidencing the Founder's Shares shall be endorsed with the following legends (in addition to any legends required under applicable state securities laws):

            "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND CERTAIN SHAREHOLDERS, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY."

      8.    INFORMATION, INSPECTION, AND MANAGEMENT RIGHTS.

            8.1   Rights.

                  (a) As soon as practicable after the end of each fiscal year, and in any event within ninety (90) days thereafter, the Company will mail to each Preferred Stockholder the audited consolidated financial statements for the Company and its consolidated subsidiaries for such year, prepared in accordance with generally accepted accounting principles.

              (b) As soon as practicable after the end of each fiscal quarter (in any event within sixty (60) days thereafter) or each fiscal year, as the case may be, the Company will mail to each Preferred Stockholder who (i) continues to hold 100,000 shares of Series D Preferred (or Common Stock issued upon conversion of such Series D Preferred) purchased or issued pursuant to the Series D Purchase Agreement (collectively, all of such holders, the "Information Rightholders") unaudited quarterly financial statements of the Company.

                  (c) As soon as practicable after the Company mails any information to its shareholders, the Company mail to each Preferred Stockholder a copy of such information.

            8.2 Confidentiality. The Series D Preferred Stockholder agrees, and any representative of such Preferred Stockholder will agree, to hold in confidence and trust and not use or disclose any confidential information provided to or learned by it in connection with the rights granted in Section 8.1 other than in connection with the investment in the Company.

            8.3 Termination of Covenants. The obligations of the Company set forth in Section 8.1 shall terminate and be of no further force or effect upon the acquisition of all of the capital stock of the Company by any other entity. The confidentiality provisions set forth in Section 8.2 shall survive any such termination.

            8.4 Assignment. The information, inspection and management rights granted under this Section 8 may be assigned to a transferee or assignee in connection with any transfer or assignment of at least 100,000 shares of Registrable Securities provided that such transfer may otherwise be effected in accordance with applicable securities laws.

      9. SUBSEQUENT RIGHTS. From and after the Closing Date, the Company shall grant the holders of Preferred Stock any registration rights, rights of first refusal and co-sale, information, inspection, management rights, or any other similar rights granted to subsequent purchasers of the Company's equity securities that are, in the good faith judgement of the Company's Board of Directors, superior to the rights granted to Preferred Stockholders hereunder.

      10. AMENDMENT. Any provision of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of not less than a majority of the Registrable Securities then outstanding, provided that if an amendment by its terms affects the rights of a subset, series or class of securities differently than other securities, such amendment must be approved by written consent of not less than a majority of the holders of that subset, class or series of securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Preferred Stockholder and each Holder of Registrable Securities at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company. Any amendment to Section 7 of this Agreement that, in the good faith judgment of the Board of Directors, adversely affects the Founders must be approved by a majority of the Founders.

      11. ENTIRE AGREEMENT. This Agreement, together with all Exhibits hereto, constitute the full and entire understanding and agreement between the parties regarding the matters set forth herein; provided, however, that the Company and the Founders remain bound by the exclusivity provisions of Section D of the letter of intent, dated April 3, 1998, from the Purchaser to the Company. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the successors, assigns, heirs, executors and administrators of the parties hereto.

      12. NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery to the party to be notified or three (3) days after deposit with the United States mail, by registered or certified mail, postage prepaid, addressed (a) if to a Preferred Stockholder, at such Preferred Stockholder's address as set forth on the Schedule of Preferred Stockholders attached hereto, or at such other address as such

Preferred Stockholder shall have furnished to the Company in writing in accordance with this Section 12, (b) if to any other holder of Conversion Stock, at such address as such holder shall have furnished the Company in writing in accordance with this Section 12, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder thereof who has so furnished an address to the Company, or (c) if to the Company, at its principal office.

      13. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

      The foregoing agreement is hereby executed as of the date first above written.


                                          "COMPANY"

                                          MOBINETIX SYSTEMS, INC.
                                          a Delaware corporation

                                          By: _________________________________
                                              Aziz Valliani, President


                                          "FOUNDERS"

                                          AZIZ VALLIANI

                                          _____________________________________


                                          NAZIM KAREEMI

                                          _____________________________________


                                          ABBAS RAFII

                                          _____________________________________


                                          LLAVAN FERNANDO

                                          _____________________________________


                                          DAVID M. LICURSE, SR.

                                          _____________________________________

                                          "SERIES D PURCHASER"

                                          WELCH ALLYN, INC.
                                          a New York corporation


                                          By: _________________________________
                                              Jeffrey C. Stuck,
                                              Vice President, Business
                                              Development



                   SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT

                                    EXHIBIT A

                                    FOUNDERS

Aziz Valliani
1111 Tewa Court
Fremont, CA 94539

Nazim Kareemi
2925 Ross Road
Palo Alto, CA 94303

Abbas Rafii
1546 Wistaria
Los Altos, CA 94024

Llavan Fernando
1310 Rimrock Drive
San Jose, CA 95112

David M. Licurse, Sr.
877 Tartarian Way
Sunnyvale, CA 94089

                                   EXHIBIT B

                                  STOCKHOLDERS

The following table lists the number of shares of capital stock of the Company subject to the provisions of this Agreement as of the date hereof.


           NAME                                           SERIES D PREFERRED
---------------------------                             ----------------------
Welch Allyn, Inc.                                             1,273,149
4619 Jordan Road
Skaneateles Falls, NY 13153